Exhibit 32

Written Statement of Principal Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Chief Executive Officer of American Realty Capital Trust, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)
the Form 10-Q of the Company for the three and nine months ended September 30, 2009, filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NICHOLAS S. SCHORSCH
Nicholas S. Schorsch
Chief Executive Officer (Principal Executive Officer)

November 16, 2009

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of American Realty Capital Trust, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)
the Form 10-Q of the Company for the three and nine months ended September 30, 2009, filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN S. BLOCK
Brian S. Block
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

November 16, 2009